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                          [Latham & Watkins Letterhead]


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                                November 29, 1999


                                                                     EXHIBIT 5.1


CE Generation, LLC
302 South 36th Street, Suite 400
Omaha, Nebraska 68131


     Re:  Registration Statement on Form S-4;
          $400,000,000 Aggregate Principal
          Amount of Senior Secured Bonds
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Ladies and Gentlemen:

         In connection with the registration of $400,000,000 7.416% Senior Secured Bonds Due December 15, 2018 (the "Securities") by CE Generation, a Delaware limited liability company (the "Registrant"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on October 22, 1999, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on November 29, 1999 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Registrant in connection with the authorization and issuance of the Securities. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

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CE Generation, LLC
Page 2


         We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the Limited Liability Company Act of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

         The Securities have been duly authorized by all necessary limited liability company action of the Registrant, and when executed, authenticated and delivered by or on behalf of the Registrant will constitute legally valid and binding obligations of the Registrant, enforceable against the Registration in accordance with their terms.

         The opinions rendered in the preceding paragraph relating to the enforceability of the Securities are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

         We have not been requested to express, and with your knowledge and consent do not render, any opinion as to the applicability to the obligations of the Companies under the Indenture and the Securities of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

         To the extent that the obligations of the Registrant under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

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CE Generation, LLC
Page 3


         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the Prospectus.

                                            Very truly yours,

                                            /s/ Latham & Watkins